UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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GOLDMAN SACHS TRUST

(Name of Registrant as Specified In Its Charter)

(none)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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August 7, 2014

RE: Special Meeting of Shareholders of the Goldman Sachs Rising Dividend Growth Fund

Dear Shareholder:

We are writing regarding your investment in the Goldman Sachs Rising Dividend Growth Fund and request your participation in the Fund’s proxy vote.

Your vote is important!

The Special Meeting of Shareholders of the Rising Dividend Growth Fund will be held on September 9, 2014. At this meeting, Shareholders will be asked to approve a new sub-advisory agreement for the Fund between Goldman Sachs Asset Management, L.P. and Dividend Assets Capital, LLC, the current sub-advisor for the Fund.

The Board of Trustees of the Rising Dividend Growth Fund unanimously recommends that you vote in favor of the Proposal.

Please see the enclosed information about the Proposal and cast your vote today by using one of the methods outlined below. You will need the control number indicated on the enclosed proxy card/voting instruction form to cast your vote.

1.	Vote by phone with a LIVE REPRESENTATIVE by calling toll-free 1-800-467-0821. This voting option is available Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

2.	Vote by phone on a touchtone line by calling the toll free number listed on your proxy card/voting instruction form. Please have your proxy card/voting instruction form available at the time of your call.

3.	Vote online by going to the Internet site found on your proxy card/voting instruction form and enter your control number.

4.	Vote by mail by completing, signing and dating the enclosed proxy card/voting instruction form and returning it in the postage-paid envelope provided in this package.

We appreciate your participation. If you have questions, please call Goldman Sachs Funds at 1-800-621-2550 or contact your financial advisor.

Sincerely,

Goldman Sachs Asset Management

71 S. Wacker Drive, Ste. 500

Chicago, IL 60606

Goldman Sachs Trust • 71 South Wacker Drive • Chicago, Illinois 60606

NOBO/REG